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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Burlington Northern Santa Fe Corporation of our report dated February 21, 1995, which appears on page 19 of the 1994 Annual Report of Santa Fe Pacific Corporation, which is incorporated by reference in Santa Fe Pacific Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.



Price Waterhouse LLP



Kansas City, Missouri
September 22, 1995